UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021 (January 6, 2021)

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3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

        As previously disclosed, on August 5, 2020, 3D Systems Corporation (the "Company") entered into an equity distribution agreement (the "Equity Distribution Agreement") with Truist Securities, Inc. and HSBC Securities (USA) Inc., in their respective capacities as sales agents (together, the "Sales Agents"), under which the Company could offer and sell, from time to time, shares of the Company's common stock having an aggregate offering price of up to $150.0 million.

        Further, as previously disclosed, on January 1, 2021, 3D Systems, Inc., a wholly-owned subsidiary of the Company, completed its sale of 100% of the issued and outstanding equity interests of Cimatron Ltd., the subsidiary that operated the Company's Cimatron integrated CAD/CAM software for tooling business and its GibbsCAM CNC programming software business (collectively, the "Acquired Business"), to a subsidiary of ST Acquisition Co., an affiliate of Battery Ventures (the "Purchaser"), resulting in purchase price proceeds of approximately $64.2 million, after certain adjustments and excluding $8.85 million of cash amounts transferred to the Purchaser.

        Following the closing of the sale of the Acquired Business and the receipt of the related purchase price proceeds, on January 6, 2021, the Company provided to the Sales Agents written notice terminating the Equity Distribution Agreement, effective immediately.

        The forgoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Equity Distribution Agreement filed as Exhibit 1.1 to the Company's Current Report on Form 8-K filed on August 5, 2020.

Item 2.02. Results of Operations and Financial Condition.

        On January 7, 2021, the Company issued a press release setting forth certain preliminary unaudited financial results for its fourth quarter ended December 31, 2020 (the "Press Release"). A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 2.02 by reference. The information in this Item 2.02 (and in the Press Release) shall not be deemed "filed" with the SEC for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.01. Regulation FD Disclosure.

        Included in the Press Release is an announcement that the Company plans to hold a conference call and webcast at 10:00 a.m., Eastern Time, Thursday, February 25, 2021, to discuss its fourth quarter and year ended December 31, 2020 financial results and other matters relating to the Company's plans and operations. A copy of the Press Release, which contains additional information regarding how to access the conference call and webcast and how to listen to a recorded playback of the call after it is completed, is furnished herewith as Exhibit 99.1.

        The information in this Item 7.01 (and in the Press Release) shall not be deemed "filed" with the SEC for purposes of the Exchange Act, nor incorporated by reference in any registration statement filed by the Company under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by 3D Systems Corporation, dated January 7, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: January 7, 2021	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Legal Officer and Secretary